Exhibit 8.1

Subsidiaries

All subsidiaries are, indirectly or directly, wholly-owned by Pacific Drilling S.A. except as indicated below.

Entity	Jurisdiction of Formation
Pacific Drilling do Brasil Investimentos Ltda.	Brazil
Pacific Drilling do Brasil Serviços de Perfuração Ltda.	Brazil
Pacific Drilling Services Pte. Ltd.	Singapore
Pacific International Drilling West Africa Limited	Nigeria(1)
Pacific Drilling Netherlands Coöperatief U.A.	The Netherlands
Pacific Drilling N.V.	Curacao
Pacific Drilling Administrator Limited	British Virgin Islands
Pacific Deepwater Construction Limited	British Virgin Islands
Pacific Drilling International Ltd.	British Virgin Islands
Pacific Drilling Manpower Ltd.	British Virgin Islands
Pacific Drilling Operations Limited	British Virgin Islands
Pacific Drilling South America 1 Limited	British Virgin Islands
Pacific Drilling South America 2 Limited	British Virgin Islands
Pacific Drilling V Limited	British Virgin Islands
Pacific Drilling VII Limited	British Virgin Islands
Pacific Drilling VIII Limited	British Virgin Islands
Pacific Drillship Nigeria Limited	British Virgin Islands(2)
Pacific Sharav Korlátolt Felelősségű Társaság	Hungary
Pacific Bora Ltd.	Liberia(3)
Pacific Mistral Ltd.	Liberia
Pacific Scirocco Ltd.	Liberia(3)
Pacific Drilling Limited	Liberia
Pacific Drilling, Inc.	USA, Delaware
Pacific Drilling International, LLC	USA, Delaware
Pacific Drilling Services, Inc.	USA, Delaware
Pacific Drilling Manpower, Inc.	USA, Delaware
Pacific Drilling Operations, Inc.	USA, Delaware
Pacific Drilling, LLC	USA, New York
Pacific Drilling Finance S.à r.l.	Luxembourg
Pacific Drillship S.à r.l.	Luxembourg
Pacific Drilling Manpower S.à r.l.	Luxembourg
Pacific Santa Ana S.à r.l.	Luxembourg
Pacific Sharav S.à r.l.	Luxembourg
Pacific Drilling (Gibraltar) Limited	Gibraltar
Pacific Drillship (Gibraltar) Limited	Gibraltar
Pacific Drilling Holding (Gibraltar) Limited	Gibraltar
Pacific Santa Ana (Gibraltar) Limited	Gibraltar

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(1)49% owned by Pacific Drilling Operations Limited. The remaining 51% is owned by Derotech Offshore Services Limited.

(2)99.9% owned by Pacific International Drilling West Africa Limited, and .1% owned by Pacific Drilling Limited.

(3)49.9% owned by Pacific Drilling Limited. The remaining 50.1% is owned by Pacific Drillship Nigeria Limited.